                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                   AMENDMENT NO. 1
                                          TO
                                       FORM 8-K


                                    CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




            Date of Report (Date of earliest event reported): May 19, 1998


                            HUNTSMAN PACKAGING CORPORATION
                (Exact name of registrant as specified in its charter)



           Utah                       333-40067               87-0496065
(State or other jurisdiction    (Commission File Number)    (IRS Employer
     of incorporation)                                    Identification Number)

            500 Huntsman Way
          Salt Lake City, Utah                                     84108
(Address of principal executive offices)                         (Zip Code)


                                    (801) 532-5200
                 (Registrant's telephone number, including area code)

                                    Not Applicable
            (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     This Amendment No. 1 to Form 8-K is being filed by Huntsman Packaging Corporation ("Huntsman") to provide the required financial statements and pro forma financial information related to its acquisition of the common stock of Blessings Corporation ("Blessings").

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Consolidated financial statements of Blessings Corporation

            Independent Auditors' Report

            Consolidated Balance Sheets as of December 31, 1997 and 1996

            Consolidated Statements of Earnings--Years ended December 31, 1997,
               1996 and the 52 weeks ended December 30, 1995

            Consolidated Statements of Shareholders' Equity--Years ended
               December 31, 1997, 1996 and the 52 weeks ended December 30, 1995

            Consolidated Statements of Cash Flows--Years ended December 31,
               1997, 1996 and the 52 weeks ended December 30, 1995

            Notes to Consolidated Financial Statements

            Consolidated Condensed Balance Sheets--March 31, 1998 and December
               31, 1997 (unaudited)

            Consolidated Condensed Statements of Earnings--Three months ended
               March 31, 1998 and 1997 (unaudited)

            Consolidated Condensed Statements of Cash Flows--Three months ended
               March 31, 1998 and 1997 (unaudited)

            Notes to Consolidated Condensed Financial Statements (unaudited)

     (b) Unaudited pro forma financial statements of Huntsman Packaging Corporation

            Unaudited pro forma condensed consolidated balance sheet as of
               March 31, 1998

            Notes to unaudited pro forma condensed consolidated balance sheet

            Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997

            Unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1998

            Notes to unaudited pro forma condensed consolidated statements of operations

     (c)  Exhibits--None

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders

Blessings Corporation

Newport News, Virginia

     We have audited the accompanying consolidated balance sheets of Blessings Corporation and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Blessings Corporation and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.






Richmond, Virginia

February 20, 1998

BLESSINGS CORPORATION
CONSOLIDATED BALANCE SHEETS


                                                                            December 31,
                                                                        1997            1996
                                                                  -------------    --------------
ASSETS
Current Assets
  Cash and cash equivalents ...................................   $   5,106,200    $   5,801,800
  Accounts receivable less allowance for doubtful accounts
    of $1,603,200 and $1,541,000 for 1997 and 1996 respectively      21,632,600       22,832,200
  Inventories .................................................      14,309,200       12,905,700
  Prepaid deferred taxes ......................................       1,510,300        1,417,900
  Prepaid expenses ............................................       1,039,900        1,723,700
                                                                  -------------    --------------
      Total Current Assets ....................................      43,598,200       44,681,300
                                                                  -------------    --------------
Property, Plant and Equipment - Net ...........................      89,378,200       80,573,600
Goodwill net of accumulated amortization of $3,710,700 and
  $2,659,500 for 1997 and 1996 respectively ...................      22,794,600       23,845,800
Deferred Taxes ................................................       7,267,300        7,565,400
Other Assets ..................................................       2,284,700        1,410,600
                                                                  -------------    --------------
      Total Assets ............................................   $ 165,323,000    $ 158,076,700
                                                                  -------------    --------------
                                                                  -------------    --------------
LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable and accrued expenses .......................   $  21,862,400    $  25,025,800
  Taxes on income .............................................       1,765,400          528,700
  Current installments on long-term debt ......................       3,125,000        3,744,300
  Deferred taxes ..............................................       1,397,000        1,024,200
                                                                  -------------    --------------
      Total Current Liabilities ...............................      28,149,800       30,323,000
                                                                  -------------    --------------
Long-Term Debt ................................................      30,937,500       34,253,100
Deferred Taxes ................................................       9,572,500        8,373,800
Deferred Supplemental Pension Liability .......................       2,267,100        1,950,700
Minority Interest .............................................      14,633,900       11,427,700
Commitments and Contingencies .................................              --               --
Shareholders' Equity
  4% Cumulative preferred stock, $10 par value
    authorized 259 shares, none outstanding ...................              --               --
  Common stock, $.71 par value; authorized 25,000,000 shares,
    issued 10,214,846 for 1997 and 1996 respectively ..........       7,252,500        7,252,500
  Additional paid-in capital ..................................       5,968,100        6,012,900
  Translation loss ............................................      (6,255,900)      (6,255,900)
  Retained earnings ...........................................      73,823,200       65,631,200
                                                                  -------------    --------------
                                                                     80,787,900       72,640,700

  Common Stock in Treasury, at cost - 98,046 and 80,342 shares
    for 1997 and 1996 respectively ............................      (1,025,700)        (892,300)
                                                                  -------------    --------------
      Total Shareholders' Equity ..............................      79,762,200       71,748,400
                                                                  -------------    --------------
      Total Liabilities and Shareholders' Equity ..............   $ 165,323,000    $ 158,076,700
                                                                  -------------    --------------
                                                                  -------------    --------------


See notes to consolidated financial statements.

BLESSINGS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS


                                                               YEAR ENDED          YEAR ENDED        52 WEEKS ENDED
                                                             DECEMBER 31, 1997  DECEMBER 31, 1996   DECEMBER 30, 1995
                                                             -----------------  -----------------   ------------------
Net Sales.................................................... $174,756,100       $ 158,135,100       $ 156,309,400
                                                              ------------        ------------        ------------
Cost and expenses
  Cost of sales..............................................  124,878,300         115,207,000         111,032,500
  Selling, general and administrative........................   28,659,700          27,948,200          25,242,000
  Foreign exchange loss......................................      383,600             293,300           3,600,600
  Interest and other - net...................................    2,575,900           2,466,500           2,464,200
                                                              ------------        ------------        ------------
    Total cost and expenses..................................  156,497,500         145,915,000         142,339,300
                                                              ------------        ------------        ------------
Earnings before provision for taxes on income
  and minority interest......................................   18,258,600          12,220,100          13,970,100
                                                              ------------        ------------        ------------
Taxes on income
  Currently payable..........................................    5,083,100           3,902,400           6,235,600
  Deferred...................................................    1,777,200            (632,900)            (86,400)
                                                              ------------        ------------        ------------
    Total taxes on income....................................    6,860,300           3,269,500           6,149,200
                                                              ------------        ------------        ------------
Minority interest in net income of subsidiary................    3,206,300           3,938,700           1,935,700
                                                              ------------        ------------        ------------
Net earnings................................................. $  8,192,000       $   5,011,900       $   5,885,200
                                                              ------------        ------------        ------------
                                                              ------------        ------------        ------------
Basic earnings per share on common stock..................... $       0.81       $        0.49       $        0.58
                                                              ------------        ------------        ------------
                                                              ------------        ------------        ------------
Diluted earnings per share on common stock................... $       0.81       $        0.49       $        0.58
                                                              ------------        ------------        ------------
                                                              ------------        ------------        ------------

See notes to consolidated financial statements.

BLESSINGS CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                               Cumulative
                                                                               Additional  Foreign Currency
                                                           Common stock          paid-in       Translation
                                                      Shares       Amount        capital       Adjustment
--------------------------------------------------------------------------------------------------------------
Balance December 31, 1994 ........................   10,211,846   $7,250,400   $ 6,196,100    $(2,687,500)
Dividends declared on common stock $.30 per share            --           --            --             --
Purchase of company's common stock ...............           --           --            --             --
Reissuance of company's common stock under
  compensation plans .............................           --           --       (49,900)            --
Issuance of company's common stock upon
  exercise of options ............................        3,000        2,100        28,700             --
Translation adjustment ...........................           --           --            --     (5,638,800)
Income tax associated with translation adjustment            --           --            --      2,255,500
Net earnings .....................................           --           --            --             --
--------------------------------------------------------------------------------------------------------------
Balance December 30, 1995 ........................   10,214,846   $7,252,500   $ 6,174,900    $(6,070,800)
Dividends declared on common stock $.40 per share            --           --            --             --
Purchase of company's common stock ...............           --           --            --             --
Reissuance of company's common stock under
  compensation plans .............................           --           --      (162,000)            --
Translation adjustment ...........................           --           --            --       (308,500)
Income tax associated with translation adjustment            --           --            --        123,400
Net earnings .....................................           --           --            --             --
--------------------------------------------------------------------------------------------------------------
Balance December 31, 1996 ........................   10,214,846   $7,252,500   $ 6,012,900    $(6,255,900)
Purchase of company's common stock ...............           --           --            --             --
Reissuance of company's common stock under
  compensation plans .............................           --           --       (44,800)            --
Net earnings .....................................           --           --            --             --
--------------------------------------------------------------------------------------------------------------
Balance December 31, 1997 ........................   10,214,846   $7,252,500   $ 5,968,100    $(6,255,900)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------


                                                       Retained          Treasury stock
                                                       earnings       Shares         Amount
--------------------------------------------------------------------------------------------------------------
Balance December 31, 1994 ........................   $ 61,847,100     13,480    $  (235,900)
Dividends declared on common stock $.30 per share      (3,054,000)        --             --
Purchase of company's common stock ...............             --     88,650     (1,110,100)
Reissuance of company's common stock under
  compensation plans .............................             --    (11,172)       195,500
Issuance of company's common stock upon
  exercise of options ............................             --         --             --
Translation adjustment ...........................             --         --             --
Income tax associated with translation adjustment              --         --             --
Net earnings .....................................      5,885,200         --             --
--------------------------------------------------------------------------------------------------------------
Balance December 30, 1995 ........................   $ 64,678,300     90,958    $(1,150,500)
Dividends declared on common stock $.40 per share      (4,059,000)        --             --
Purchase of company's common stock ...............             --     45,350       (445,600)
Reissuance of company's common stock under
  compensation plans .............................             --    (55,966)       703,800
Translation adjustment ...........................             --         --             --
Income tax associated with translation adjustment              --         --             --
Net earnings .....................................      5,011,900         --             --
--------------------------------------------------------------------------------------------------------------
Balance December 31, 1996 ........................   $ 65,631,200     80,342    $  (892,300)
Purchase of company's common stock ...............             --     34,656       (353,000)
Reissuance of company's common stock under
  compensation plans .............................             --    (16,952)       219,600
Net earnings .....................................      8,192,000         --             --
--------------------------------------------------------------------------------------------------------------
Balance December 31, 1997 ........................   $ 73,823,200     98,046    $(1,025,700)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

BLESSINGS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          YEAR ENDED         Year Ended      52 Weeks Ended
                                                       DECEMBER 31, 1997  December 31, 1996  December 30, 1995
                                                       -----------------  -----------------  -------------------
Cash flows from operating activities:
  Net earnings ......................................   $  8,192,000         $  5,011,900    $  5,885,200
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization .................     10,298,300            8,539,100       7,977,100
      Amortization - goodwill .......................      1,060,200            1,060,200       1,060,200
      Amortization - other ..........................         47,900              466,300         348,200
      Minority interest in net income of consolidated
        subsidiary ..................................      3,206,300            3,938,700       1,935,700
      Provision for losses on accounts receivable ...        394,000              613,700         216,500
      (Gain) loss on sale of assets .................         92,400              (41,800)            800
    Change in assets and liabilities:
      (Increase) decrease in accounts receivable ....        597,500           (2,543,600)     (2,739,300)
      (Increase) decrease in inventories ............     (1,466,000)          (3,528,700)      5,050,100
      (Increase) decrease in prepaid expenses .......        461,400             (782,600)        466,100
      Increase (decrease) in accounts payable
        and accrued expenses ........................     (3,114,700)           8,876,100      (2,254,900)
      Increase (decrease) in taxes on income ........        881,500             (769,000)       (195,100)
      Increase (decrease) in deferred taxes on income      1,777,200             (632,900)        (86,400)
      (Increase) decrease in other assets ...........       (546,100)             (33,400)       (555,100)
      Increase (decrease) in other liabilities ......        264,800              183,000         237,400
                                                         ------------        -------------     ------------
Net cash provided by operating activities ...........     22,146,700           20,357,000      17,346,500
                                                         ------------        -------------     ------------
Cash flows from investing activities:
  (Increase) decrease in notes receivable ...........         25,000               25,000              --
  Proceeds from disposition of fixed assets .........        200,600              167,000          13,000
  Capital expenditures ..............................    (18,867,100)         (20,398,200)    (10,364,500)
                                                         ------------        -------------     ------------

Net cash required by investing activities ...........    (18,641,500)         (20,206,200)    (10,351,500)
                                                         ------------        -------------     ------------
Cash flows from financing activities:
  Reduction of long-term debt .......................     (3,934,900)         (13,245,500)    (10,258,800)
  Proceeds from issuance of long-term debt ..........             --           20,000,000       6,357,400
  Issuance of common stock under stock option plan ..             --                   --          30,800
  Issuance and acquisition of treasury stock ........       (178,200)              96,200        (964,600)
  Dividends paid ....................................             --           (4,059,000)     (4,074,600)
  Distribution to minority interest .................             --             (400,000)             --
                                                         ------------        -------------     ------------
Net cash provided (required) by financing activities      (4,113,100)           2,391,700      (8,909,800)
                                                         ------------        -------------     ------------

Effect of exchange rate changes on cash .............        (87,700)             (57,600)     (1,744,100)
                                                         ------------        -------------     ------------

Net increase (decrease) in cash and cash equivalents        (695,600)           2,484,900      (3,658,900)
Cash and cash equivalents at beginning of period ....      5,801,800            3,316,900       6,975,800
                                                         ------------        -------------     ------------

Cash and cash equivalents at end of period ..........   $  5,106,200         $  5,801,800    $  3,316,900
                                                         ------------        -------------     ------------
                                                         ------------        -------------     ------------

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED DECEMBER 31, 1997; DECEMBER 31, 1996 AND DECEMBER 30, 1995.

1.   ACCOUNTING POLICIES

A.   PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned with the exception of NEPSA (see notes 2 and 14). All material intercompany profits, transactions and balances have been eliminated in consolidation. The Company is approximately 54% owned by the Williamson-Dickie Manufacturing Company. The Company has no material transactions with the Williamson-Dickie Manufacturing Company.

B.   CASH AND CASH EQUIVALENTS

     The Company considers all highly-liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

C.   INVENTORIES

     Inventories are stated at the lower of cost or market. The cost of inventories is determined by the first-in, first-out method (FIFO) and an average cost method.

D.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, carried at cost, is depreciated over the estimated useful life of the assets. Depreciation expense is computed on a straight-line basis for book purposes. Accelerated methods are used for income tax purposes. Major improvements are capitalized and ordinary repairs and maintenance are expensed in the year incurred.

E.   ACCOUNTING PERIOD

     Effective with the beginning of 1996, the Company changed its accounting periods from four weeks to one month each with the fiscal year coinciding with the calendar year. Accordingly, under the new calendar year, the Company's quarters are each comprised of three calendar months of thirteen weeks each ending March 31, June 30, September 30, and December 31.
Formerly, the Company's first quarter was comprised of sixteen weeks, and the remaining three quarters were each comprised of twelve weeks. Therefore, the year ending December 30, 1995 was comprised of fifty-two weeks, while the following two years ending December 31, 1997 and 1996 were comprised of twelve months each. Due to the relative similarity of the year ending December 30, 1995 with the two following years, 1995 results were not recast.

F.   INTANGIBLES RESULTING FROM BUSINESS ACQUISITIONS

     Intangible assets resulting from business acquisitions principally consist of the excess of the acquisition cost over the fair value of the net assets of the businesses acquired (goodwill). Goodwill is amortized over twenty-five years. Other intangible assets are amortized on a straight-line basis over their estimated useful lives. The carrying value of goodwill and other intangibles is evaluated if circumstances indicate a possible impairment in value. If undiscounted cash flows over the remaining amortization period indicate that goodwill and other intangibles may not be recoverable, the carrying value of goodwill and other intangibles will be reduced by the estimated shortfall of cash flows on a discounted basis.

G.   TAXES ON INCOME

     The company provides deferred taxes to reflect future consequences of differences between the tax basis of assets and liabilities and their reported amounts for financial reporting purposes, in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. The significant components of deferred tax assets and liabilities are principally related to depreciation, allowance for doubtful accounts, retirement plans, inventory and accrued expenses not currently deductible.

H.   TRANSLATION OF FOREIGN CURRENCIES

     In 1997 the functional currency of the Company's Mexican subsidiary changed from the peso to the dollar. As a result of this change, translation gains and losses previously recorded in shareholders' equity are recorded in income. Prior to 1997, the Company translated foreign currency financial statements by translating balance sheet accounts at the current exchange rate and income statement accounts at the average exchange rate for the year. Translation gains and losses were recorded in shareholders' equity, and transaction gains and losses were reflected in income.

I.   USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts reflected on those statements. Actual results could differ from those estimates.

J.   FINANCIAL INSTRUMENTS

     The carrying amounts of assets and liabilities as reported on the balance sheet at December 31, 1997, which qualify as financial instruments, approximate fair value. The fair value of interest rate swap agreements held by the Company at year end which were not recorded on the financial statements, was $395,000 and $470,400 which represents the cash requirement to settle these agreements at December 31, 1997 and 1996, respectively.

K.   INTEREST AND DIVIDENDS - NET



                                        DECEMBER 31,   December 31,    December 30,
                                           1997           1996            1995
------------------------------------------------------------------------------------
Interest expense (net of
     capitalized interest)             $  3,138,900   $  3,405,900   $  3,122,900
Interest income                            (563,000)      (923,200)      (658,700)
Dividend income                                  --        (16,200)         --
------------------------------------------------------------------------------------
Interest and dividends -
  net expense                          $  2,575,900   $  2,466,500   $  2,464,200
------------------------------------------------------------------------------------

Cash payments for interest were $3,215,600, $2,775,100 and $2,978,600 for the 1997, 1996 and 1995 fiscal years respectively.

L.   OTHER

     The Company has adopted Statement of Financial Accounting Standards
(SFAS) No. 128, "Earnings Per Share". The adoption of this statement did not have a material impact on the earnings per share calculations for the 1997, 1996 and 1995 fiscal years. During 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The effect of adopting the new standard is not expected to be significant as the Company does not currently have material items of other comprehensive income disclosed outside the statement of operations. Also during 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". The statement requires enterprises to report financial and descriptive information about its operating segments, products and services, countries and major customers, as well as reconciliations of segment financial information to corresponding amounts in the general-purpose financial statements. SFAS Nos. 130 and 131 will be adopted for the Company's 1998 fiscal year.

2.   NEPSA ACQUISITION

     The Company acquired 60% of the outstanding common stock of Nacional de Envases Plasticos, S.A. de C.V., and its associated companies, collectively known as NEPSA, on July 5, 1994. The acquisition of NEPSA was accounted for using the purchase method of accounting. The allocation of the purchase price of approximately $46,000,000 resulted in an excess of $26,505,300 in goodwill which will be amortized on a straight-line basis over its estimated life of twenty-five years. Amortization of goodwill was $1,060,200 for 1997, 1996, and 1995.

     The Company had non-cash investing and financing activities associated with the NEPSA transaction by issuing 400,000 shares of additional Blessings Corporation common stock valued at $5,400,000.

     On February 9, 1998 the Company purchased the remaining 40% of NEPSA (see note 14).

3.   INVENTORIES


                                                          December 31,
                                                       1997           1996
-----------------------------------------------------------------------------
Raw materials                                      $10,189,300   $10,050,500
Finished goods                                       4,119,900     2,855,200
----------------------------------------------------------------------------
    Total                                          $14,309,200   $12,905,700
-----------------------------------------------------------------------------

4.  PROPERTY, PLANT AND EQUIPMENT


                                                            December 31,
                                                         1997           1996
-------------------------------------------------------------------------------
Land                                                $    629,200   $    629,200
Buildings                                             15,614,400     15,258,800
Machinery and equipment                              107,640,200     88,515,200
Motor vehicles                                           647,100        621,900
Furniture and fixtures                                 4,553,800      4,403,100
Leasehold improvements                                 1,317,500        936,900
Construction in progress                               1,688,100      6,804,700
-------------------------------------------------------------------------------
Gross depreciable assets                            $131,461,100   $116,540,600
-------------------------------------------------------------------------------
Less accumulated depreciation and amortization        42,712,100     36,596,200
-------------------------------------------------------------------------------
Net depreciable assets                                88,749,000     79,944,400
-------------------------------------------------------------------------------
    Net assets                                      $ 89,378,200   $ 80,573,600
-------------------------------------------------------------------------------

5.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES


                                                             December 31,
                                                         1997          1996
-------------------------------------------------------------------------------
Accounts payable                                   $  14,764,700  $  16,887,200
Salaries, wages and commissions                        2,790,400      2,263,100
Taxes, other than taxes on income                        357,400        841,800
Interest                                                 616,300        716,600
Insurance                                                619,500      1,019,200
Relocation and restructuring                             443,900        791,200
Miscellaneous current liabilities                      2,270,200      2,506,700
-------------------------------------------------------------------------------
    Total                                          $  21,862,400  $  25,025,800
-------------------------------------------------------------------------------

 6.  LONG-TERM DEBT


                                                             December 31,
                                                         1997          1996
-------------------------------------------------------------------------------
6.55% note due 2002                                $  10,000,000  $  10,000,000
7.22% note due 2008                                   10,000,000     10,000,000
NEPSA Credit Agreement due 2002                       14,062,500     17,187,500
Mexico bank loans due 1998
  Collateralized by equipment                              --           809,900
-------------------------------------------------------------------------------
                                                   $  34,062,500      3,125,000
Less installments due within one year              $   3,125,000      3,744,300
-------------------------------------------------------------------------------
    Total long-term debt                           $  30,937,500  $  34,253,100
-------------------------------------------------------------------------------

     During 1996, the Company entered into a $20,000,000 Note Purchase Agreement with a major insurance company. Under the terms of the Note Purchase Agreement, the Company issued $10,000,000 of 7.22% senior unsecured notes due January 30, 2008 and $10,000,000 of 6.55% senior unsecured notes due January 30, 2002. Interest is payable semi-annually on January 30 and July 30 of each year. The Company is not obligated to make principal payments until January 30, 2000. The proceeds were used to repay two secured mortgages and advances under the revolving credit and to finance major capital projects.

     The Company has available a $25,000,000 two year, unsecured revolving credit agreement with major lending institutions. Borrowings under the revolving credit agreement bear interest at rates based on the London Interbank Offered Rates ("LIBOR") or the prime interest lending rate. The Company had no borrowings outstanding under this agreement at December 31, 1997.

     On February 20, 1998, the Company entered into an $18,500,000 unsecured Term Loan Agreement with a major lending institution. The term loan bears interest at rates based upon either the LIBOR Rates or the Prime Rate and will be payable quarterly. Principal payments will commence on September 15, 1998 and will be payable quarterly thereafter with the final payment on June 15, 2006. The proceeds from the term loan were used to purchase the remaining 40% ownership of NEPSA (see note 14).

     The Company has short-term lines of credit of $12,000,000 available through its principal lenders. On December 31, 1997, the Company had standby letters of credit of $997,000 outstanding under the lines of credit.

     In December of 1994 and during the first half of 1995, the Company entered into five interest rate swap agreements to limit its exposure to changes in interest rates on the NEPSA Credit Agreement. The agreements obligate the Company to make fixed payments to a counter party which, in turn, is obligated to make variable payments to the Company. The amount to be paid or received under the terms of the swaps is measured by applying contractually agreed upon variable and fixed rates to the notional amounts of principal. The counterparty to the agreements is a major financial institution which is expected to fully perform under the terms of the agreement. The notional amounts, which decrease over the term of the agreements, are used to measure the contractual amounts to be received or paid and do not represent the amount of exposure to credit loss. The agreements terminate in 2002 and effectively convert approximately $13,900,000 of three month LIBOR-based floating rate debt to 8.21% fixed rate debt. Interest paid on these swaps was recorded as an adjustment to interest expense.

     The long-term debt agreements contain various restrictive covenants limiting the Company's ability to incur additional indebtedness or to undertake mergers and acquisitions. The agreements also include quarterly tests relating to the maintenance of net worth, cash flow and interest coverage ratios.

THE MATURITIES ON LONG-TERM DEBT ARE AS FOLLOWS:


Fiscal Years                                             Amount
--------------------------------------------------------------------------
1998                                                 $  3,125,000
1999                                                    3,125,000
2000                                                    6,458,300
2001                                                    6,458,300
2002                                                    4,895,900
2003 and after                                         10,000,000
--------------------------------------------------------------------------
    Total                                            $ 34,062,500
--------------------------------------------------------------------------

 7.  COMMITMENTS

At December 31, 1997, aggregate rental commitments on long-term real estate operating leases were as follows:


     Fiscal Years                                          Amount
--------------------------------------------------------------------------
1998                                                   $ 1,291,300
1999                                                       645,600
2000                                                         --
2001                                                         --
2002                                                         --
2003 and after                                               --
--------------------------------------------------------------------------
    Total                                              $ 1,936,900
--------------------------------------------------------------------------

Rent expense for the fiscal years ended December 31, 1997; December 31, 1996; and December 30, 1995, amounted to $1,362,100, $1,449,800 and $2,024,500 respectively. The Company has commitments to purchase raw materials over the next two years of approximately $3,800,000 per year.

 8.  PENSION TRUST PLAN

     The Company sponsors a defined benefit pension plan that covers substantially all employees. The cost of the plan is borne by the Company. The plan calls for benefits to be paid to eligible employees at retirement, based primarily upon years of service with the Company and compensation rates near retirement. Contributions are intended to provide not only for benefits attributable to service to date but also for those expected to be earned in the future. Plan assets consist primarily of bonds, mortgages and common stock.

     Pension expense was $806,200, $587,800 and $459,500 in the 1997, 1996
and 1995 fiscal years respectively. Net pension cost for the Company's qualified and nonqualified defined benefit plans for 1997, 1996 and 1995 included the following components:


                                         1997            1996           1995
-------------------------------------------------------------------------------
Service cost of current period       $  716,200     $  645,200     $  597,200
Interest cost on projected
  benefit obligation                  1,235,700      1,090,300        998,100
Actual return on plan assets         (1,951,600)    (1,459,700)    (1,887,300)
Net amortization and deferral           805,900        312,000        751,500
-------------------------------------------------------------------------------
Net periodic pension cost            $  806,200     $  587,800     $  459,500
-------------------------------------------------------------------------------

The following table sets forth the plan's funded status and amounts recognized in the Company's statement of cash flows at year-end.

 Actuarial present value of benefit obligations:


                                                       1997           1996
-------------------------------------------------------------------------------
     Vested benefits                                $ 15,173,600   $ 13,075,000
     Non-vested benefits                                 225,200        351,100
-------------------------------------------------------------------------------
Accumulated benefit obligation                      $ 15,398,800   $ 13,426,100
-------------------------------------------------------------------------------
Fair value of assets held in the plan               $ 16,143,000   $ 14,316,000
Projected benefit obligation for services
  rendered to date                                   (18,028,400)   (15,865,200)
-------------------------------------------------------------------------------
Projected benefit obligation in excess of
  plan assets                                       $ (1,885,400)  $ (1,549,200)
Unrecognized net loss                                  1,194,500        924,100
Unrecognized prior service cost                          (85,000)       (92,800)
Unrecognized net asset at January 1, 1988,
  being amortized over 17 years                         (213,200)      (248,700)
Unrecognized net obligation at December 31,
  1994, being amortized over 15 years                    740,900        808,300
-------------------------------------------------------------------------------
Accrued pension cost included in other
  liabilities                                       $   (248,200)  $   (158,300)
-------------------------------------------------------------------------------

The weighted-average discount rate and the rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.5% and 5.0%, respectively, for 1997 and 1996. The expected long-term rate of return on assets was 10% for 1997 and 1996.

     During 1994 the Company adopted a Supplemental Restoration plan designed to restore pension benefits which have been limited as a result of changes in the Internal Revenue Service code of 1993 (OBRA '93).

     In December, 1990, and November, 1992, FASB issued SFAS No. 106, "Employers' Accounting for Post Retirement Benefits Other Than Pensions" and SFAS No. 112, "Employers' Accounting for Post Employment Benefits" respectively. These pronouncements do not have an effect on the Company's financial statements as the cost to the Company of providing the benefits covered in these pronouncements is not significant.

 9.  PENSION SAVINGS PLAN (401K)

     The Company initiated a pension savings plan in 1988 designed to comply with Section 401(k) of the Internal Revenue Service code. Under the terms of the plan, the Company matches 50% of the employees' contribution up to a maximum of 3% of salary. The Company's matching contribution to the plan was $436,000, $378,200 and $337,900 for the 1997, 1996 and 1995 fiscal years respectively.

10.  STOCK OPTION PLAN

     Under the Company's stock option plans, officers, directors and key employees may be granted options to purchase the Company's common stock at no less than 100% of the market price on the date the option is granted. The plans provide options to become exercisable either immediately upon grant or one year from date of grant and can be issued with or without stock appreciation rights with terms of 5 to 10 years. The Company has authorized 443,000 shares for issuance under the plans. At December 31, 1997, there were 130,750 shares available under the plans. As permitted by SFAS No. 123, "Accounting for Stock Based Compensation," the Company has elected to follow APB Opinion No. 25 "Accounting for Stock Issued to Employees," for the measurement and recognition of employee stock-based compensation. Accordingly, no compensation cost has been recognized for the Company's plans. The pro forma effect of applying SFAS 123 fair value method of measuring compensation costs to the Company's stock-based awards was not significant to reported net income and earnings per share. A summary of stock option transactions in fiscal 1997, 1996 and 1995 follows:


                             December 31, 1997      December 31, 1996     December 30, 1995
                             ------------------    -------------------    ------------------
                                       Weighted               Weighted              Weighted
                                       Average                Average               Average
                                       Exercise               Exercise              Exercise
                             Shares     Price       Shares      Price      Shares    Price
                             -------   ---------    -------   ---------   --------- --------
Outstanding, beginning
  of the year                159,200     $12.64     134,200    $12.98      98,200    $12.85
Granted                       67,500      10.48      79,000      9.99      46,000     13.20
Exercised                     (6,000)     10.42     (50,000)     9.25      (3,000)     8.81
Canceled                      (3,250)     11.93      (4,000)    14.11      (7,000)    14.38
                            --------              ---------              --------
Outstanding, end
     of the year             217,450     $12.06     159,200    $12.64     134,200    $12.98
                            --------              ---------              --------
Options exercisable
     at year end             217,450     $12.06     134,700    $12.97      92,700    $12.89
                            --------              ---------              --------

The following table summarizes information about stock options outstanding at December 31, 1997:


                                     Options Outstanding
                            ------------------------------------
                              Number          Weighted-Average
              Range of       Outstanding         Remaining        Weighted-Average
           Exercise Prices   at 12/31/97     Contractual Life      Exercise Price
           ---------------   -----------     ------------------   ----------------
           $ 8.81 - 10.88      103,450          5.3 Years             $10.29
           $12.00 - 14.38      114,000          6.5 Years             $12.69

Using the Black-Scholes model, the weighted average fair value of options granted and significant weighted-average assumptions used were as follows:


                                                        1997           1996
                                                       ------         -------
       Fair market value of options granted            $ 4.20         $ 3.51
       Risk-free interest rate                           6.5%           6.5%
       Expected life (years)                             5.0            9.0
       Expected dividends                                0.0%           3.0%
       Volatility                                       32.0%          31.8%

11.  TAXES ON INCOME


     The components of income before taxes are as follows:


                         DECEMBER 31, 1997    December 31, 1996   December 30, 1995
------------------------------------------------------------------------------------
U.S.                         $  8,573,600       $  4,850,000         $  8,398,800
Foreign                         9,685,000          7,370,100            5,571,300
------------------------------------------------------------------------------------
                             $ 18,258,600       $ 12,220,100         $ 13,970,100
------------------------------------------------------------------------------------

     Income tax expense from continuing operations consisted of the following components in the fiscal year ended on:


                                              DECEMBER 31,   December 31,   December 30,
                                                 1997           1996            1995
----------------------------------------------------------------------------------------
Taxes estimated to be payable currently
     U.S.                                    $ 1,759,600    $ 1,174,400    $ 2,553,700
     Foreign                                   3,135,500      2,689,900      3,383,500
     State                                       188,000         38,100        298,400
----------------------------------------------------------------------------------------
          Total                              $ 5,083,100    $ 3,902,400    $ 6,235,600
----------------------------------------------------------------------------------------
Taxes deferred - net
     U.S.                                    $   886,300    $   587,800    $     6,500
     Foreign                                     670,700     (1,366,700)      (153,700)
     State                                       220,200        146,000         60,800
----------------------------------------------------------------------------------------
          Total                                1,777,200       (632,900)       (86,400)
----------------------------------------------------------------------------------------
                                             $ 6,860,300    $ 3,269,500    $ 6,149,200
----------------------------------------------------------------------------------------

 Temporary differences which give rise to deferred tax assets and liabilities at December 31, 1997, December 31, 1996, and December 30, 1995, are as follows:


                                                    1997                         1996                          1995
------------------------------------------------------------------------------------------------------------------------------
                                          DEFERRED       DEFERRED       Deferred       Deferred       Deferred      Deferred
                                            TAX             TAX           Tax            Tax            Tax           Tax
                                           ASSETS       LIABILITIES      Assets       Liabilities      Assets      Liabilities
------------------------------------------------------------------------------------------------------------------------------
Current
  Allowance for
    doubtful accounts                      $562,400             --       $554,900             --      $ 427,100             --
  Compensated absences                      444,900             --        361,600             --        312,500             --
  Restricted stock                          138,400             --        111,700             --        138,600             --
  Other                                     364,600      1,397,000        389,700      1,024,200             --             --
------------------------------------------------------------------------------------------------------------------------------
      Total current                       1,510,300      1,397,000      1,417,900      1,024,200        878,200             --
------------------------------------------------------------------------------------------------------------------------------
Non-current
  Tax deductible exp-
       enses not charged
       against book income
     (primarily depreciation)                    --      9,245,900             --      8,038,900             --     $6,210,800
  Income tax benefit of fixed asset
   indexation                             1,902,200             --      2,316,700             --             --             --
  Loss on foreign
    Currency translation                  4,170,600             --      4,170,600             --      4,047,200             --
  Other                                   1,194,500        326,600      1,078,100        334,900        382,000        923,900
------------------------------------------------------------------------------------------------------------------------------
      Total non-current                   7,267,300      9,572,500      7,565,400      8,373,800      4,429,200      7,134,700
------------------------------------------------------------------------------------------------------------------------------
        Total deferred taxes             $8,777,600    $10,969,500     $8,983,300     $9,398,000     $5,307,400    $ 7,134,700
------------------------------------------------------------------------------------------------------------------------------

A reconciliation of the differences between income taxes computed at the U.S. income tax rate and the consolidated tax provision is as follows:


                               DECEMBER 31,             December 31,           December 30,
                                  1997                     1996                    1995
----------------------------------------------------------------------------------------------------------
                                 Amount         %         Amount         %         Amount           %
Tax at  statutory
  U.S. tax rate               $ 6,390,500       35.0    $ 4,277,000     35.0     $ 4,889,500      35.0
Differential due
  to operations
  outside U.S.                     45,500         .3     (1,540,000)   (12.6)        892,600        6.4
State and local
  taxes net of
  federal tax
  benefit                         265,300        1.5        184,100      1.5         237,100       1.6
Nondeductible
  goodwill
   amortization                   371,100        2.0        371,100      3.0         371,100       2.7

Other - Net                      (212,100)      (1.2)       (22,700)     (.1)       (241,100)     (1.7)

Total Provision
  for income taxes            $ 6,860,300       37.6    $ 3,269,500     26.8     $ 6,149,200      44.0
----------------------------------------------------------------------------------------------------------

Cash payments for taxes were $2,994,800, $3,128,200 and $6,442,000 for the 1997, 1996 and 1995 fiscal years respectively.

12.  NET EARNINGS PER SHARE

     Net earnings per share for all periods presented have been computed based upon the weighted average number of shares outstanding during the year. The following schedule represents a reconciliation of the numerator and the denominator used to calculate basic and diluted earnings per share for 1997, 1996 and 1995:

                                            1997                           1996                            1995
                              ----------------------------   -----------------------------    ----------------------------
                                                      Per-                           Per-                           Per-
                              Income       Shares    Share    Income      Shares     Share    Income      Shares    Share
                              (Num.)      (Denom.)   Amount    (Num.)     (Denom.)   Amount   (Num.)     (Denom.)   Amount
                             ----------  ----------  ------  ----------  ---------  ------- ----------  ---------  --------
Basic EPS                    $8,192,000  10,117,965   $.810  $5,011,900  10,149,692  $.494  $5,885,200  10,159,088   $.579
Effect of Dilutive Options      --           30,497             --           20,406             --          44,211
                             ----------  ----------          ----------  ----------         ----------  ----------
Diluted EPS                  $8,192,000  10,148,462   $.807  $5,011,900  10,170,098  $.493  $5,885,200  10,203,299   $.577
                             ----------  ----------  ------  ----------  ---------  ------- ----------  ---------  --------
                             ----------  ----------  ------  ----------  ---------  ------- ----------  ---------  --------

13. QUARTERLY FINANCIAL DATA, MARKET AND DIVIDEND INFORMATION (UNAUDITED)

                                       First Quarter   Second Quarter   Third Quarter   Fourth Quarter
Fiscal Year Ended December 31, 1997      3 Months        3 Months         3 Months        3 Months        Total Year
---------------------------------------------------------------------------------------------------------------------
Net Sales                               $45,076,700     $43,185,000      $43,707,700     $42,786,700     $174,756,100
---------------------------------------------------------------------------------------------------------------------
Cost of sales                           $31,510,300     $30,617,400      $31,946,100     $30,804,500     $124,878,300
---------------------------------------------------------------------------------------------------------------------
Net earnings                            $ 2,296,900     $ 1,619,800      $ 1,962,000     $ 2,313,300     $  8,192,000
---------------------------------------------------------------------------------------------------------------------
Average number of shares outstanding     10,125,386      10,114,869       10,114,803      10,116,800       10,117,965
---------------------------------------------------------------------------------------------------------------------
Net earnings per share                  $      0.23     $      0.16      $      0.19     $      0.23     $       0.81
---------------------------------------------------------------------------------------------------------------------
Dividends paid per share                         --              --               --              --               --
---------------------------------------------------------------------------------------------------------------------
Market price of common stock
   HIGH                                 $     11.25     $     10.75      $     15.38     $     15.88     $      15.88
   LOW                                  $      9.25     $      9.31      $     10.13     $     13.75     $       9.25
---------------------------------------------------------------------------------------------------------------------
Fiscal Year Ended December 31, 1996
---------------------------------------------------------------------------------------------------------------------
Net Sales                               $39,533,300     $36,253,400      $40,008,000     $42,340,400     $158,135,100
---------------------------------------------------------------------------------------------------------------------
Cost of sales                           $26,337,600     $26,355,000      $30,162,600     $32,351,800     $115,207,000
---------------------------------------------------------------------------------------------------------------------
Net earnings                            $ 2,236,700     $ 1,015,600      $ 1,177,300     $   582,300     $  5,011,900
---------------------------------------------------------------------------------------------------------------------
Average number of shares outstanding     10,139,754      10,164,637       10,159,871      10,134,504       10,149,692
---------------------------------------------------------------------------------------------------------------------
Net earnings per share                  $      0.22     $      0.10      $      0.12     $      0.05     $       0.49
---------------------------------------------------------------------------------------------------------------------
Dividends paid per share                $      0.10     $      0.10      $      0.10     $      0.10     $       0.40
---------------------------------------------------------------------------------------------------------------------
Market price of common stock
   HIGH                                 $     12.00     $     14.25      $     11.00     $     11.88     $      14.25
   LOW                                  $      8.50     $      9.25      $      8.63     $      8.75     $       8.50
---------------------------------------------------------------------------------------------------------------------

14.  SUBSEQUENT EVENT

     On February 9, 1998, the Company purchased the remaining 40% of its 60% owned subsidiary in Mexico, NEPSA for $18,500,000. Pro forma results assuming consolidation of 100% of NEPSA's earnings would have been net earnings of $10,455,300 or $1.03 per share for 1997, $7,885,600 or $.78 per share for 1996 and $6,671,900 or $.66 per share for 1995.

15.  MAJOR CUSTOMER

     A customer of the Company accounted for 44.9%, 44.6% and 46.6% of total sales in the 1997, 1996, and 1995 fiscal years respectively.

16.  SEGMENT AND GEOGRAPHIC INFORMATION

     The Company operates in one principal industry segment: the design, manufacture and sale of specialty plastics for use in a variety of disposable healthcare products, as well as in numerous industrial, agricultural and packaging end uses. The Company operates in two primary geographic areas: the United States and Mexico.

Geographic financial information is as follows:

                                          1997               1996             1995
Net Sales to unaffiliated
customers:
 United States                       $ 120,160,100       $ 109,616,200    $ 107,877,500
 Mexico                                 54,596,000          48,518,900       48,431,900
                                     -------------       -------------    -------------
      Total sales                    $ 174,756,100       $ 158,135,100    $ 156,309,400
                                     -------------       -------------    -------------
                                     -------------       -------------    -------------
Net Earnings:
 United States                       $   5,519,500       $   2,903,700    $   5,479,500
 Mexico                                  2,672,500           2,108,200          405,700
                                     -------------       -------------    -------------
      Total earnings                 $   8,192,000       $   5,011,900    $   5,885,200
                                     -------------       -------------    -------------
                                     -------------       -------------    -------------
Identifiable assets:
 United States (Including Goodwill)  $ 132,652,600       $ 127,292,800    $ 116,976,300
 Mexico                                 32,670,400          30,783,900       19,117,900
                                     -------------       -------------    -------------
      Total assets                   $ 165,323,000       $ 158,076,700    $ 136,094,200
                                     -------------       -------------    -------------
                                     -------------       -------------    -------------

                              BLESSINGS CORPORATION AND SUBSIDIARIES
                              CONSOLIDATED CONDENSED BALANCE SHEETS


                                                   March 31, 1998            December 31, 1997*
                                             ------------------------  ----------------------------
                                                    (Unaudited)                  (Audited)
ASSETS
Current Assets:
  Cash & cash equivalents                          $  4,753,100                 $  5,106,200
  Accounts receivable less allowance for
    doubtful accounts of $809,600 &
    $1,603,200                                       22,021,500                   21,632,600
  Inventories                                        13,164,000                   14,309,200
  Prepaid deferred taxes                              1,510,300                    1,510,300
  Prepaid expenses                                    2,459,500                    1,039,900

                                               --------------------         -------------------
      Total Current Assets                           43,908,400                   43,598,200
                                               --------------------         -------------------

Property, plant and equipment less
  accumulated depreciation & amortization
  of $45,408,400 & $42,712,100                       91,616,000                   89,378,200
Goodwill net of accumulated amortization
  of $3,998,800 and $3,710,700                       25,964,100                   22,794,600
Deferred taxes                                        7,088,300                    7,267,300
Other assets                                          2,177,300                    2,284,700

                                               --------------------         -------------------
      Total Assets                                 $170,754,100                 $165,323,000
                                               --------------------         -------------------
                                               --------------------         -------------------
LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses            $ 19,377,300                 $ 21,862,400
  Taxes on income                                     2,576,000                    1,765,400
  Current installments on long-term debt              4,281,300                    3,125,000
  Deferred taxes                                      1,497,700                    1,397,000

                                               --------------------         -------------------
      Total Current Liabilities                      27,732,300                   28,149,800
                                               --------------------         -------------------

Long-term debt                                       47,500,000                   30,937,500
Deferred taxes on income                             10,098,500                    9,572,500
Deferred supplemental pension liability               2,587,300                    2,267,100
Minority interest                                         --                      14,633,900
Shareholders' Equity:
  Common stock                                        7,252,500                    7,252,500
  Additional paid in capital                          5,987,100                    5,968,100
  Translation loss                                   (6,255,900)                  (6,255,900)
  Retained earnings                                  76,751,300                   73,823,200

                                               --------------------         -------------------
                                                     83,735,000                   80,787,900
Common stock in treasury at cost                       (899,000)                  (1,025,700)

                                               --------------------         -------------------
      Total Shareholders' Equity                     82,836,000                   79,762,200
                                               --------------------         -------------------
      Total Liabilities and Shareholders'
        Equity                                     $170,754,100                 $165,323,000
                                               --------------------         -------------------
                                               --------------------         -------------------

See accompanying Notes to Consolidated Condensed Financial Statements.

*The balance sheet at December 31, 1997 has been taken from audited Financial Statements at that date, and condensed.

                              BLESSINGS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                                          (Unaudited)


                                                                   3 Months Ended
                                                  ---------------------------------------------------
                                                       March 31, 1998            March 31, 1997
                                                  ------------------------   ------------------------
Net sales                                          $      44,900,500          $      45,076,700
                                                   ----------------------     ----------------------

  Cost of sales                                           30,970,200                 31,510,300
  Selling, general and administrative                      7,273,700                  7,525,600
  Foreign exchange loss                                      561,000                    211,500
  Interest & dividends - net                                 829,400                    715,000

                                                   ----------------------     ----------------------
    Total costs and expenses                              39,634,300                 39,962,400
                                                   ----------------------     ----------------------

Earnings from operations before provision for
       taxes on income and minority interest               5,266,200                  5,114,300
                                                   ----------------------     ----------------------

Taxes on income
  Current                                                  1,514,000                  1,952,700
  Deferred                                                   584,400                     66,000

                                                   ----------------------     ----------------------
    Total taxes                                            2,098,400                  2,018,700
                                                   ----------------------     ----------------------

Minority interest in net income of subsidiary                239,700                    798,700
                                                   ----------------------     ----------------------

Net Earnings                                       $       2,928,100              $   2,296,900
                                                   ----------------------     ----------------------
                                                   ----------------------     ----------------------

Average number of shares of common
  stock outstanding                                       10,126,857                 10,125,386
                                                   ----------------------     ----------------------
                                                   ----------------------     ----------------------

Diluted shares of common stock                            10,169,720                 10,148,583
                                                   ----------------------     ----------------------
                                                   ----------------------     ----------------------

Basic earnings per share                                       $ .29                      $ .23
                                                   ----------------------     ----------------------
                                                   ----------------------     ----------------------

Diluted earnings per share                                     $ .29                      $ .23
                                                   ----------------------     ----------------------
                                                   ----------------------     ----------------------


See accompanying Notes to Consolidated Condensed Financial Statements.

                                    BLESSINGS CORPORATION AND SUBSIDIARIES
                                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS


                                                                       3 Months Ended
                                                     ------------------------------------------------
                                                          March 31, 1998           March 31, 1997
                                                     -----------------------   ----------------------
Cash flows from operating activities:
  Net earnings from operations                             $  2,928,100            $  2,296,900
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                           2,728,500               2,644,700
      Amortization - goodwill                                   288,100                 265,000
      Amortization - other                                       15,000                  15,000
      Minority interest in net income of con-
        solidated subsidiary                                    239,700                 798,700
      Provision for losses on accounts receivable                80,000                 217,500
      (Gain) loss on sale of assets                             (10,500)                  1,000
    Change in assets and liabilities:
      (Increase) decrease in accounts receivable               (898,300)                600,300
      (Increase) decrease in inventories                        976,800              (1,360,500)
      (Increase) decrease in prepaid expenses                (1,136,700)                210,400
      Increase (decrease) in accounts payable
        & accrued expenses                                   (1,919,000)             (2,892,500)
      Increase (decrease) in taxes on income                    541,100               1,208,600
      Increase (decrease) in deferred taxes
        on income                                               584,400                  66,000
      (Increase) decrease in other assets                      (347,400)                (73,300)
      Increase (decrease) in other liabilities                  800,300                 264,600

                                                     --------------------    --------------------
Net cash provided by operating activities                     4,870,100               4,262,400
                                                     --------------------    --------------------

Cash flows from investing activities:
  Proceeds from disposition of fixed assets                      36,200                  18,200
  Capital expenditures                                       (4,369,500)             (5,265,300)
  Payment made for Mexican subsidiary                       (18,500,000)                  --

                                                     --------------------    --------------------
Net cash required by investing activities                   (22,833,300)             (5,247,100)
                                                     --------------------    --------------------

Cash flows from financing activities:
  Reduction of long-term debt                                  (781,300)               (924,400)
  Proceeds from issuance of long-term debt                   18,500,000                   --
  Proceeds from issuance of short-term debt                       --                  2,000,000
  Issuance and acquisition of treasury stock
    - net                                                       145,700                 (90,400)

                                                     --------------------    --------------------
Net cash provided by financing activities                    17,864,400                 985,200
                                                     --------------------    --------------------

Effect of exchange rate changes on cash                        (254,300)                (27,600)
                                                     --------------------    --------------------

Net incr. (decr.) in cash and cash equivalents                 (353,100)                (27,100)

Cash and cash equivalents at beginning of year                5,106,200               5,801,800

                                                     --------------------    --------------------
Cash and cash equivalents at end of period                 $  4,753,100            $  5,774,700
                                                     --------------------    --------------------
                                                     --------------------    --------------------

See accompanying Notes to Consolidated Condensed Financial Statements.

                   BLESSINGS CORPORATION AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED CONDENSED
                            FINANCIAL STATEMENTS
                   (See Independent Accountants' Report)


1. The consolidated condensed balance sheet as of March 31, 1998, the consolidated condensed statements of earnings for the three months ended March 31, 1998 and 1997, and the consolidated condensed statements of cash flows for the same periods then ended have been prepared by the Company without audit. The consolidated financial statements include Nacional de Envases, S.A. de C.V. (NEPSA), the Company's 100% owned Mexican subsidiary. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position, results of operations and cash flows at March 31, 1998, and for all periods presented have been made. The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. For accounting policies, see Notes to Consolidated Financial Statements in the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997.

2. In June, 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". The Company adopted this standard effective at the beginning of the year and it had no effect on the Company's financial statements for the first quarter.

     Also in June, 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". The statement requires enterprises to report financial and descriptive information about its operating segments, products and services, countries and major customers, as well as reconciliations of segment financial information to corresponding amounts in the general-purpose financial statements.

     In February, 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". This statement revises employers' disclosures about pension and other postretirement benefit plans. SFAS No. 131 and 132 will be adopted for the Company's 1998 fiscal year.

3. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year.

4.   Inventories:

                                        March 31, 1998      December 31, 1997
                                        --------------      -----------------

          Raw Materials                 $  8,766,400          $ 10,189,300
          Finished Goods                   4,397,600             4,119,900
                                        ------------          ------------

                                        $ 13,164,000          $ 14,309,200
                                        ------------          ------------
                                        ------------          ------------

5. Long-term debt:

                                        March 31, 1998      December 31, 1997
                                        --------------      -----------------
           Long-term debt consists
           of the following:

           6.55% Note due 2002          $  10,000,000        $  10,000,000
           7.22% Note due 2008             10,000,000           10,000,000
           NEPSA Credit Agreement          13,281,300           14,062,500
           NEPSA Term Loan                 18,500,000                --
                                        -------------        -------------

                                        $  51,781,300        $  34,062,500
           Less installments due
           within one year                  4,281,300            3,125,000
                                        -------------        -------------

           Due after one year           $  47,500,000        $  30,937,500
                                        -------------        -------------
                                        -------------        -------------

     For further details, see Note 6 of the Annual Report to Shareholders for the fiscal year ended December 31, 1997.

6. Net earnings per share for the periods presented have been computed based upon the weighted average number of shares outstanding during the period. The following schedule represents a reconciliation of the numerator and the denominator used to calculate basic and diluted earnings per share for the quarters ending March 31, 1998 and 1997:


                         1998                                    1997
           --------------------------------         -------------------------------
                                         Per-
             Income        Shares       Share      Income       Shares     Per-Share
             (Num.)       (Denom.)      Amount     (Num.)      (Denom.)     Amount
           ----------    ----------     ------   ----------   ----------   ---------
Basic EPS  $2,928,100    10,126,857     $.289    $2,296,900   10,125,386    $.227

Effect of
Dilutive
Options
              --             42,863                   --          23,197
           -----------   ----------              ----------   ----------
Diluted
EPS        $2,928,100    10,169,720     $.288    $2,296,900   10,148,583    $.226
           ----------    ----------     -----    ----------   ----------    -----
           ----------    ----------     -----    ----------   ----------    -----


7.   Shareholders' Equity

     During the three months ended March 31, 1998, shareholders' equity increased as follows:

     Net earnings                                  $ 2,928,100
     Issuance and acquisition of treasury
       stock - net                                     145,700
                                                   -----------
    Total increase in shareholders' equity         $ 3,073,800
                                                   -----------
                                                   -----------
8.   Interest and Dividends - Net


                                       3 Months Ended
                                       --------------
                             March 31, 1998       March 31, 1997
                             --------------       --------------
     Interest expense         $   985,200          $   846,300
     Interest income             (155,800)            (131,300)
                              -----------          -----------

     Total interest and
     dividends - net          $   829,400          $   715,000
                              -----------          -----------
                              -----------          -----------

9. During the three month period ending March 31, 1998, the effective tax rate was 39.8% compared to a rate of 39.5% during the same period last year ending March 31, 1997. Income taxes have been computed based on the estimated annual effective tax rate.

10. The purchase of 60% of NEPSA in July, 1994 and the remaining 40% in February, 1998 resulted in $26,505,300 and $3,457,600 of goodwill, respectively. These amounts are being amortized on a straight-line basis over its estimated life of 25 years.

11.  Cash payments for interest and income taxes were:


                                    3 Months Ended
                                    --------------
                           March 31, 1998     March 31, 1997
                           --------------     --------------
     Interest               $ 1,173,300        $ 1,245,000
     Income tax             $    39,400        $   544,300


                         HUNTSMAN PACKAGING CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


The accompanying unaudited pro forma condensed consolidated financial statements are presented to give effect to the acquisition of all of the outstanding common stock of Blessings which occurred on May 19, 1998. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998 has been adjusted to give pro forma effect to the Blessings acquisition as if it had occurred on March 31, 1998. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1997 and for the three months ended March 31, 1998 have been adjusted to give pro forma effect to (i) the Blessings acquisition and (ii) the acquisition by Blessings of the remaining 40% of its previously 60%-owned subsidiary, NEPSA, which occurred on February 9, 1998, in each case as if they had occurred on January 1, 1997.

The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the financial position or results of operations of future periods or indicative of results that would have occurred had the transactions referred to above been consummated on the dates indicated. The unaudited pro forma adjustments are based on available information and certain assumptions that management of Huntsman believes are reasonable. The total purchase price for Blessings has been allocated to the tangible and intangible assets and liabilities based on the results of a preliminary valuation of their estimated respective fair values. Huntsman is in the process of completing the valuation of the acquired assets and liabilities, and as result, the allocation of the purchase price may change.

The pro forma financial information should be read in conjunction with Huntsman's consolidated financial statements and notes thereto included in Huntsman's Annual Report on Form 10-K and Quarterly Report on Form 10-Q and Blessings' consolidated financial statements and notes thereto included herein.

                         HUNTSMAN PACKAGING CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998




                                                     HISTORICAL            HISTORICAL           PRO FORMA            CONSOLIDATED
                                                      HUNTSMAN              BLESSINGS          ADJUSTMENTS            PRO FORMA
                                                   ----------------      ----------------    ----------------      -----------------
                                                                                (DOLLARS IN THOUSANDS)

ASSETS
Current Assets:
   Cash and cash equivalents                          $     23,289            $    4,753      $  (1,500)(2)          $   26,542
   Receivables, net                                         76,051                22,022           -                     98,073
   Inventories                                              69,938                13,164           -                     83,102
   Prepaid expenses and other                                3,052                 2,460           -                      5,512
   Deferred income taxes                                     1,271                 1,510           -                      2,781
                                                   ----------------      ----------------    ----------            ------------
        Total current assets                               173,601                43,909         (1,500)                216,010

Plant and Equipment, net                                   178,993                91,616         11,384 (1)             281,993
Intangible Assets, net                                      49,598                25,964        152,745 (1)             228,307
Other Assets                                                21,165                 9,265           (821)(1)              29,609
                                                   ----------------      ----------------    ----------            ------------
Total                                                 $    423,357            $  170,754      $ 161,808              $  755,919
                                                   ----------------      ----------------    ----------            ------------
                                                   ----------------      ----------------    ----------            ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Trade accounts payable and accrued expenses        $     69,656            $   19,377      $    (428)(2)           $   88,605
   Due to affiliates                                         9,744                  -                                     9,744
   Income taxes payable                                      3,371                 2,576                                  5,947
   Current portion of long-term debt                          -                    4,281         (4,281)(2)                -
   Deferred income taxes                                      -                    1,498                                  1,498
                                                   ----------------      ----------------    ----------            ------------
        Total current liabilities                           82,771                27,732         (4,709)                105,794

Long-Term Debt                                             256,000                47,500        (47,500)(2)             541,000
                                                                                                285,000 (2)

Other Liabilities                                            8,901                 2,587          4,500 (1)              15,988
Deferred Income Tax Liabilities                             10,640                10,099          7,353 (1)              28,092
Stockholders' Equity                                        65,045                82,836        (82,836)(1)              65,045
                                                   ----------------      ----------------    ----------            ------------
Total                                                 $    423,357            $  170,754      $ 161,808              $  755,919
                                                   ----------------      ----------------    ----------            ------------
                                                   ----------------      ----------------    ----------            ------------

      See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

                         HUNTSMAN PACKAGING CORPORATION
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

(1) Reflects the estimated goodwill and net asset fair values to be recorded as a result of: (i) allocating the Blessings purchase price of approximately $230,406 (consisting of the stock purchase price of $212,669, acquisition fees of $10,248 and stock option repurchase and severance obligations of $7,489), (ii) the payment of loan origination fees of $3,885 and (iii) the elimination of Blessings' stockholders' equity. For purposes of allocating the purchase price among the various assets and liabilities acquired, Huntsman has estimated the respective asset and liability fair values pending completion of a final valuation. As a result of a preliminary valuation, intangibles assets of $178,709 were recorded which consisted of approximately $167,209 of goodwill and approximately $11,500 of patents and technology. The allocation of the purchase price to the net assets acquired is as follows:


             Current assets                                                         $     43,909
             Plant and equipment                                                         103,000
             Intangible assets (goodwill and other)                                      178,709
             Other assets (including loan origination fees)                                8,444
                                                                                    ------------
                      Total assets                                                       334,062
                                                                                    ------------
             Current liabilities                                                         (23,451)
             Other liabilities and deferred income taxes                                 (24,539)
             Long-term debt, including current portion                                   (51,781)
                                                                                    ------------
                      Total liabilities                                                  (99,771)
                                                                                    ------------
                                                                                    $    234,291
                                                                                    ------------
                                                                                    ------------

The components of the pro forma adjustments to balance sheet captions are more specifically described as follows:



           Increase plant and equipment, net, to estimated fair value               $     11,384
                                                                                    ------------
                                                                                    ------------
           Intangible assets, net:
             Remove Blessings' intangible assets                                    $    (25,964)
             Record goodwill and other intangibles                                       178,709
                                                                                    ------------
                    Net adjustment                                                  $    152,745
                                                                                    ------------
                                                                                    ------------
           Other assets:
             Decrease other assets to estimated fair value                          $     (4,706)
             Record loan origination fees                                                  3,885
                                                                                    ------------
                    Net adjustment                                                  $       (821)
                                                                                    ------------
                                                                                    ------------

           Increase pension plan liabilities to estimated fair value                $      4,500
                                                                                    ------------

           Increase deferred income tax liabilities for the effect of
            allocating the purchase price                                           $      7,353
                                                                                    ------------

(2) Reflects the borrowing by Huntsman of $285,000 of long-term debt to finance the purchase price of approximately $230,406, repay Blessings' debt of approximately $51,781, pay loan origination fees of approximately $3,885 and pay accrued interest of approximately $428 outstanding at March 31, 1998.

The following sets forth the components of the adjustment to cash and cash equivalents as of March 31, 1998:


           Proceeds from issuance of long-term debt                                 $    285,000
           Payment of stock purchase price                                              (212,669)
           Payment of estimated acquisition fees                                         (10,248)
           Payment of stock option repurchase and severance obligations for certain
              Blessings' employees                                                        (7,489)
           Payment of loan origination fees                                               (3,885)
           Repayment of Blessings' debt  ($4,281 current and $47,500 long-term)(a)       (51,781)
           Payment of accrued interest on Blessings' debt (a)                               (428)
                                                                                    ------------
             Net reduction in cash and cash equivalents                             $     (1,500)
                                                                                    ------------
                                                                                    ------------

         (a) Blessings' total debt balance at the closing of the transaction on May 19, 1998 was approximately $57,181 and related accrued interest was approximately $733.


                         HUNTSMAN PACKAGING CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997




                                                    HISTORICAL            HISTORICAL           PRO FORMA           CONSOLIDATED
                                                     HUNTSMAN              BLESSINGS          ADJUSTMENTS            PRO FORMA
                                                  ----------------      ----------------    ----------------      -----------------
                                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Sales, net                                        $       491,163        $      174,756                            $       665,919
Cost of sales                                             424,868               124,878      $         759 (1)             550,505
                                                  ----------------      ----------------    ----------------      -----------------
      Gross profit                                         66,295                49,878               (759)                115,414
Total operating expenses                                   49,209                28,660              5,664 (2)              83,533
                                                  ----------------      ----------------    ----------------      -----------------
Operating income                                           17,086                21,218             (6,423)                 31,881
Interest expense, net                                     (16,402)               (3,139)           (19,754)(3)             (39,295)
Other income                                                  530                   179                                        709
                                                  ----------------      ----------------    ----------------      -----------------
Income (loss) before income taxes                           1,214                18,258            (26,177)                 (6,705)
Income tax provision (benefit)                                839                 6,860             (8,665)(4)                (966)
Minority interest in net income of subsidiary                 -                   3,206             (3,206)(5)                -
                                                  ----------------      ----------------    ----------------      -----------------
Net income (loss)                                 $           375        $        8,192      $     (14,306)        $        (5,739)
                                                  ----------------      ----------------    ----------------      -----------------
                                                  ----------------      ----------------    ----------------      -----------------

             See accompanying notes to unaudited pro forma condensed
                     consolidated statements of operations.

                         HUNTSMAN PACKAGING CORPORATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998



                                                   HISTORICAL            HISTORICAL           PRO FORMA           CONSOLIDATED
                                                    HUNTSMAN              BLESSINGS          ADJUSTMENTS            PRO FORMA
                                                   -------------        --------------     ---------------       ----------------
                                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Sales, net                                           $   147,803         $      44,900                            $       192,703
Cost of sales                                            124,761                30,970      $         190    (1)          155,921
                                                  ---------------      ----------------    ----------------      -----------------
      Gross profit                                        23,042                13,930               (190)                 36,782

Total operating expenses                                  13,062                 7,274              1,393    (2)           21,729
                                                  ---------------      ----------------    ----------------      -----------------

Operating income                                           9,980                 6,656             (1,583)                 15,053

Interest expense, net                                     (5,577)                 (985)            (4,738)   (3)          (11,300)
Other income (expense)                                       118                  (405)                                      (287)
                                                  ---------------      ----------------    ----------------      -----------------

Income before income taxes                                 4,521                 5,266             (6,321)                  3,466

Income tax provision                                       2,084                 2,098             (2,086)   (4)            2,096

Minority interest in net income of subsidiary                  -                   240               (240)   (5)                -
                                                  ---------------      ----------------    ----------------      -----------------

Net income                                         $       2,437         $       2,928      $      (3,995)        $         1,370
                                                  ---------------      ----------------    ----------------      -----------------
                                                  ---------------      ----------------    ----------------      -----------------


             See accompanying notes to unaudited pro forma condensed
                     consolidated statements of operations.

                         HUNTSMAN PACKAGING CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS


(1) Reflects additional depreciation expense resulting from the increase in property and equipment to estimated fair values. The average estimated depreciable lives for the acquired assets is 15 years.

(2) Reflects the net increase in goodwill and intangibles amortization. The goodwill is amortized over 30 years and the other intangibles are amortized over ten years.

(3) Reflects additional interest expense on borrowings made to finance the Blessings acquisition assuming an estimated weighted average rate of 7.84%, (net of interest expense on Blessings' debt being refinanced in connection therewith) and the amortization of loan origination fees incurred on the additional borrowings assumed to be amortized over a seven-year period.

(4) Represents the tax effect of pro forma adjustments, excluding non-deductible goodwill amortization, at a 40% effective tax rate.

(5) Reflects the reduction of minority interest income as a result of Blessings' acquisition of the minority interest in NEPSA which occurred on February 9, 1998.

                                      SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HUNTSMAN PACKAGING CORPORATION



                                        By:  /s/ Ronald G. Moffitt
                                           --------------------------------
                                             Ronald G. Moffitt
                                             Senior Vice President



July 31, 1998